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                                                                    EXHIBIT 3.27

                          CERTIFICATE OF INCORPORATION

                                       of

                              MW MANUFACTURERS INC.

      1. The name of this corporation is MW Manufacturers Inc.

      2. The registered office of this corporation in the State of Delaware is located at 1013 Centre Road, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

      3. The purpose of this corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

      4. The total number of shares of stock that this corporation shall have authority to issue is 3,000 shares of Common Stock, $.01 par value per share. Each share of Common Stock shall be entitled to one vote.

      5. The name and mailing address of the incorporator is:

                               April A. Coluntino
                                  Ropes & Gray
                             One International Place
                           Boston, Massachusetts 02110

      6. Except as otherwise provided in the provisions establishing a class of stock, the number of authorized shares of any class or series of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the corporation entitled to vote irrespective of the provisions of
Section 242(b)(2) of the General Corporation Law of the State of Delaware.

      7. The election of directors need not be by written ballot unless the by-laws shall so require.

      8. In furtherance and not in limitation of the power conferred upon the board of directors by law, the board of directors shall have power to make, adopt, alter, amend and repeal from time to time by-laws of this corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter and repeal by-laws made by the board of directors.

      9. A director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the General Corporation

                                      142
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Law of the State of Delaware as in effect at the time such liability is determined. No amendment or repeal of this paragraph 9 shall apply to or have any effect on the liability or alleged liability of any director of the corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

      10. This corporation shall, to the maximum extent permitted from tune to time under the law of the State of Delaware, indemnify and upon request advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of this corporation or while a director or officer is or was serving at the request of this corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney's fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred (and not otherwise recovered) in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require this corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this paragraph 10 shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. Any repeal or modification of the foregoing provisions of this paragraph 10 shall not adversely affect any right or protection of a director or officer of this corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.

      11. The books of this corporation may (subject to any statutory requirements) be kept outside the State of Delaware as may be designated by the board of directors or in the by-laws of this corporation.

      12. If at any time this corporation shall have a class of stock registered pursuant to the provisions of the Securities Exchange Act of 1934, for so long as such class is so registered, any action by the stockholders of such class must be taken at an annual or special meeting of stockholders and may not be taken by written consent.

                                     - 2 -
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      THE UNDERSIGNED, the sole incorporator named above, hereby certifies that the facts stated above are true as of this 8th day of March, 1999.

                                                  /s/ April A. Coluntino
                                                  ------------------------------
                                                  April A. Coluntino


                                     - 3 -
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                              CERTIFICATE OF MERGER

                                       OF

                                 MW WINDOWS INC.

                                  WITH AND INTO

                              MW MANUFACTURERS INC.

      In accordance with the provisions of Section 252 of the Delaware Corporation Law, MW Windows Inc., an Alabama corporation and MW Manufacturers Inc., a Delaware corporation, adopt the following Certificate of Merger for purposes of merging MW Windows Inc., an Alabama corporation into MW Manufacturers Inc., a Delaware corporation:

      1. An Agreement and Plan of Merger dated March 10, 1999 has been approved, adopted, certified, executed and acknowledged by MW Manfacturers Inc., a Delaware corporation, and MW Windows Inc., an Alabama corporation, in accordance with the provisions of Section 252 of the Delaware Corporation Law.

      2.    The name of the surviving corporation is MW Manufacturers Inc.

      3. The certificate of incorporation of MW Manufacturers Inc., as in effect immediately prior to the merger, shall be the certificate of incorporation of the surviving corporation after the merger.

      4. The executed Agreement and Plan of Merger is on file at the principal place of business of MW Manufacturers Inc., which is at 433 North Main Street, Rocky Mount, VA 24151.

      5. A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation. MW Manufacturers Inc., on request and without cost, to any stockholder of MW Manufacturers Inc. or MW Windows Inc.

      6. MW Manufacturers Inc.. a Delaware corporation, has issued and there are outstanding 1,000 shares of its Common Stock, $0.01 par value, each of which was entitled to one vote with respect to the plan of merger. MW Windows Inc., an Alabama corporation, has issued and outstanding 1.000 shares of its Common Stock, $0.01 par value per share, each of which was entitled to one vote with respect to the plan of merger.

      7. The effective time and date of the merger herein provided for in the State of Delaware shall be the time and date of filing.

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                                                                               2

      IN WITNESS WHEREOF, MW Manufacturers Inc., the surviving corporation to the aforementioned merger, has duly caused this Certificate of Merger to be executed by its duly authorized officers of this 10th day of March, 1999.

                                        MW MANUFACTURERS INC.

                                        /s/ Oliver Goldstein
                                        -------------------------------
                                        Name:  Oliver Goldstein
                                        Title: Vice President

                                               and

                                        /s/ Oliver Goldstein
                                        -------------------------------
                                        Assistant Secretary